UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 12, 2026, VisionWave Holdings, Inc. (the “Company”) announced that it had entered into a binding term sheet with Lucky Whale Production Limited regarding the proposed formation of a joint venture to develop a hyperscale Tier IV data center project in Israel.

Following execution of the term sheet, the Company commenced its due diligence review of the proposed transaction. During that review, the Company identified significant regulatory developments announced by the Israeli electricity authorities relating to the allocation of electrical generation and grid capacity for new data center projects, including a temporary suspension of approvals for certain new electricity connections while the applicable authorities evaluate available electrical capacity and implement a revised allocation framework.

Because reliable electrical infrastructure is a fundamental prerequisite to the successful development and operation of a hyperscale data center, the Company evaluated the potential impact of these developments on the proposed project, including their potential effect on project feasibility, timing, financing requirements and overall execution risk.

Following such evaluation, the Company’s management determined that continuing to pursue the proposed transaction would not be in the best interests of the Company or its shareholders. Accordingly, the Company has notified Lucky Whale Production Limited that it has elected not to proceed with the transaction contemplated by the previously announced term sheet and does not intend to negotiate or execute definitive agreements relating to the proposed project.

The Company’s decision reflects its disciplined approach to capital allocation and project risk management and was made as part of its due diligence process in light of the foregoing regulatory developments. The Company continues to actively pursue strategic acquisitions, joint ventures and other opportunities within its defense technology, aerospace, artificial intelligence and critical infrastructure businesses that management believes will create long-term shareholder value

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2026

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer